PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Ste 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS 2ND QUARTER 2024 EARNINGS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the second quarter ended June 30, 2024.
Financial Highlights(1):
•2ND QUARTER GAAP NET INCOME OF $0.41 PER DILUTED COMMON SHARE
•2ND QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(2) OF $0.37 PER DILUTED COMMON SHARE
•GAAP BOOK VALUE OF $21.27 PER COMMON SHARE AT JUNE 30, 2024, AND ECONOMIC RETURN(3) OF 1.4% AND 8.4% FOR THE QUARTER, AND SIX MONTHS ENDED JUNE 30, 2024, RESPECTIVELY.

“This quarter we continued to access the capital markets and acquire accretive assets including loans leading to our first securitization of the year this July,” said Phillip J. Kardis, President and CEO. “Our ability to successfully deploy proceeds during the first half of the year enabled us to increase our dividend and generate an 8.4% economic return(3) for the first half of the year.”

(1) All per share amounts, common shares outstanding and restricted shares for all periods presented reflect the Company's 1-for-3 reverse stock split, which was effective after the close of trading on May 21, 2024.
(2) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 5.
(3) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	June 30, 2024	December 31, 2023
Cash and cash equivalents	$162,304	$221,684
Non-Agency RMBS, at fair value (net of allowance for credit losses of $24 million and $19 million, respectively)	1,051,971	1,043,806
Agency MBS, at fair value	503,295	102,484
Loans held for investment, at fair value	11,232,975	11,397,046
Accrued interest receivable	70,254	76,960
Other assets	106,210	87,018
Derivatives, at fair value	4,872	—
Total assets (1)	$13,131,881	$12,928,998
Liabilities:
Secured financing agreements ($3.9 billion and $3.6 billion pledged as collateral, respectively, and includes $333 million and $374 million at fair value, respectively)	$2,699,299	$2,432,115
Securitized debt, collateralized by Non-Agency RMBS ($239 million and $249 million pledged as collateral, respectively)	72,121	75,012
Securitized debt at fair value, collateralized by Loans held for investment ($10.2 billion and $10.7 billion pledged as collateral, respectively)	7,078,991	7,601,881
Long term debt	62,424	—
Payable for investments purchased	464,038	158,892
Accrued interest payable	39,039	38,272
Dividends payable	61,256	54,552
Accounts payable and other liabilities	13,445	9,355
Total liabilities (1)	$10,490,613	$10,370,079
Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 80,472,871 and 80,453,552 shares issued and outstanding, respectively	805	804
Additional paid-in-capital	4,375,538	4,370,130
Accumulated other comprehensive income	174,102	185,668
Cumulative earnings	4,351,164	4,165,046
Cumulative distributions to stockholders	(6,260,713)	(6,163,101)
Total stockholders' equity	$2,641,268	$2,558,919
Total liabilities and stockholders' equity	$13,131,881	$12,928,998
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of June 30, 2024, and December 31, 2023, total assets of consolidated VIEs were $10,036,554 and $10,501,840, respectively, and total liabilities of consolidated VIEs were $7,505,465 and $7,349,109, respectively.

Net Income (Loss)
(dollars in thousands, except share and per share data)
(unaudited)
	For the Quarters Ended		For the Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2024	June 30, 2023
Net interest income:
Interest income (1)	$186,717	$186,574	$373,291	$386,109
Interest expense (2)	119,422	121,468	240,889	250,796
Net interest income	67,295	65,106	132,402	135,313

Increase (decrease) in provision for credit losses	3,684	1,347	5,032	5,824

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	11,955	5,189	17,144	9,443
Realized gains (losses) on derivatives	(17,317)	—	(17,317)	(40,957)
Periodic interest cost of swaps, net	6,971	5,476	12,448	6,977
Net gains (losses) on derivatives	1,609	10,665	12,275	(24,537)
Net unrealized gains (losses) on financial instruments at fair value	11,231	76,765	87,995	71,546
Net realized gains (losses) on sales of investments	—	(3,750)	(3,750)	(27,022)
Gains (losses) on extinguishment of debt	—	—	—	6,348
Other investment gains (losses)	1,001	4,686	5,687	(303)
Total other gains (losses)	13,841	88,366	102,207	26,032

Other expenses:
Compensation and benefits	7,011	9,213	16,226	18,168
General and administrative expenses	6,276	5,720	11,993	12,247
Servicing and asset manager fees	7,470	7,663	15,134	16,825
Transaction expenses	—	67	67	14,865
Total other expenses	20,757	22,663	43,420	62,105
Income (loss) before income taxes	56,695	129,462	186,157	93,416
Income taxes	31	8	39	26
Net income (loss)	$56,664	$129,454	$186,118	$93,390

Dividends on preferred stock	22,751	18,438	41,188	36,875

Net income (loss) available to common shareholders	$33,913	$111,016	$144,930	$56,515

Net income (loss) per share available to common shareholders:
Basic	$0.42	$1.37	$1.78	$0.73
Diluted	$0.41	$1.36	$1.76	$0.72

Weighted average number of common shares outstanding:
Basic	81,334,509	81,239,381	81,326,944	77,270,123
Diluted	82,281,890	81,718,214	82,301,992	78,230,253

(1) Includes interest income of consolidated VIEs of $144,027 and $146,917 for the quarters ended June 30, 2024 and March 31, 2024, respectively, and $290,943 and $289,576 for the six months ended June 30, 2024 and 2023, respectively.

(2) Includes interest expense of consolidated VIEs of $69,692 and $73,123 for the quarters ended June 30, 2024 and March 31, 2024, respectively, and $142,815 and $132,776 for the six months ended June 30, 2024 and 2023, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Comprehensive income (loss):
Net income (loss)	$56,664	$36,024	$186,118	$93,390
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(11,345)	(14,081)	(11,566)	(19,984)
Reclassification adjustment for net realized losses (gains) included in net income	—	—	—	1,313
Other comprehensive income (loss)	(11,345)	(14,081)	$(11,566)	$(18,671)
Comprehensive income (loss) before preferred stock dividends	$45,319	$21,943	$174,552	$74,719
Dividends on preferred stock	$22,751	$18,438	$41,188	$36,875
Comprehensive income (loss) available to common stock shareholders	$22,568	$3,505	$133,364	$37,844

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations and certain structured secured financing agreements and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer groups treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$33,913	$111,016	$12,104	$(16,268)	$17,586
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	(11,231)	(76,765)	(6,815)	43,988	(6,954)
Net realized (gains) losses on sales of investments	—	3,750	3,752	460	21,758
(Gains) losses on extinguishment of debt	—	—	2,473	—	(4,039)
Increase (decrease) in provision for credit losses	3,684	1,347	2,330	3,217	2,762
Net unrealized (gains) losses on derivatives	(11,955)	(5,189)	15,871	(17)	(17,994)
Realized (gains) losses on derivatives	17,317	—	—	—	6,822
Transaction expenses	—	67	425	90	8,456
Stock Compensation expense for retirement eligible awards	(419)	1,024	(391)	(392)	(388)
Other investment (gains) losses	(1,001)	(4,686)	986	(2,381)	421
Earnings available for distribution	$30,308	$30,564	$30,735	$28,697	$28,430

GAAP net income (loss) per diluted common share	$0.41	$1.36	$0.16	$(0.21)	$0.23
Earnings available for distribution per adjusted diluted common share	$0.37	$0.37	$0.40	$0.38	$0.36

The following tables provide a summary of the Company’s MBS portfolio at June 30, 2024 and December 31, 2023.

	June 30, 2024
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,040,018	$45.39	61.91	5.7%	17.5%
Subordinated	616,431	55.44	53.80	4.0%	7.5%
Interest-only	2,756,508	5.65	2.77	0.5%	5.2%
Agency RMBS
CMO	438,082	99.99	99.83	6.4%	6.5%
Interest-only	387,105	5.08	3.94	0.2%	5.0%
Agency CMBS
Project loans	48,567	101.28	89.89	3.7%	3.6%
Interest-only	471,729	1.46	1.50	0.6%	8.6%
(1) Bond Equivalent Yield at period end.

	December 31, 2023
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,073,632	$45.69	$62.98	5.7%	17.3%
Subordinated	583,049	50.92	47.49	3.3%	6.7%
Interest-only	2,874,680	5.49	3.16	0.5%	4.2%
Agency RMBS
Interest-only	392,284	4.90	3.83	0.1%	5.7%
Agency CMBS
Project loans	86,572	101.44	91.46	4.0%	3.8%
Interest-only	478,239	1.62	1.73	0.5%	8.2%
(1) Bond Equivalent Yield at period end.

At June 30, 2024 and December 31, 2023, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	June 30, 2024			December 31, 2023
	(dollars in thousands)
	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	NA
1 to 29 days	$612,741	6.32%	5.46% - 8.19%	$272,490	7.35%	6.30% - 8.22%
30 to 59 days	159,668	7.09%	5.48% - 7.82%	495,636	6.68%	5.58% - 7.87%
60 to 89 days	424,549	6.71%	5.74% - 7.65%	305,426	7.17%	5.93% - 7.85%
90 to 119 days	49,574	7.30%	6.49% - 7.65%	54,376	7.46%	6.59% - 7.80%
120 to 180 days	93,370	7.08%	6.73% - 7.68%	105,727	7.09%	6.72% - 7.80%
180 days to 1 year	782,989	8.87%	6.59% - 12.50%	39,620	7.06%	6.66% - 7.39%
1 to 2 years	243,305	8.35%	8.35% - 8.35%	808,601	9.36%	8.36% - 12.50%
2 to 3 years	—	—%	N/A	—	—%	N/A
Greater than 3 years	353,490	5.08%	5.08% - 7.09%	362,215	5.11%	5.10% - 7.15%
Total	$2,719,686	7.22%		$2,444,091	7.51%

The following table summarizes certain characteristics of our portfolio at June 30, 2024 and December 31, 2023.

	June 30, 2024	December 31, 2023
GAAP Leverage at period-end	3.8:1	4.0:1
GAAP Leverage at period-end (recourse)	1.0:1	1.0:1

	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.6%	7.5%	8.2%	8.3%
Senior	3.8%	4.0%	5.0%	5.4%
Subordinated	2.6%	2.3%	2.6%	2.2%
Interest-only	1.2%	1.2%	0.6%	0.7%
Agency RMBS	3.5%	0.2%	3.5%	0.1%
CMO	3.4%	—%	3.4%	—%
Interest-only	0.1%	0.2%	0.1%	0.1%
Agency CMBS	0.4%	0.7%	0.4%	0.7%
Project loans	0.3%	0.6%	0.3%	0.6%
Interest-only	0.1%	0.1%	0.1%	0.1%
Loans held for investment	88.5%	91.6%	87.9%	90.9%
Fixed-rate percentage of portfolio	92.1%	96.5%	91.7%	95.9%
Adjustable-rate percentage of portfolio	7.9%	3.5%	8.3%	4.1%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest cost of interest rate swaps and excludes interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest cost of interest rate swaps and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest Cost of Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest Cost of Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended June 30, 2024	$186,717	$119,422	$(6,971)	$112,451	$67,295	$6,971	$(1,872)	$72,394
For the Quarter Ended March 31, 2024	$186,574	$121,468	$(5,476)	$115,992	$65,106	$5,476	$(2,581)	$68,001
For the Quarter Ended December 31, 2023	$191,204	$126,553	$(5,296)	$121,257	$64,651	$5,296	$(1,651)	$68,296
For the Quarter Ended September 30, 2023	$195,591	$132,193	$(4,894)	$127,299	$63,398	$4,894	$(2,301)	$65,991
For the Quarter Ended June 30, 2023	$196,859	$131,181	$(4,159)	$127,022	$65,678	$4,159	$(2,884)	$66,953
(1) Primarily interest income on cash and cash equivalents

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	June 30, 2024			March 31, 2024
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS (3)	$459,668	$2,719	6.2%	$19,363	$325	6.7%
Agency CMBS	50,383	598	4.7%	60,345	715	4.7%
Non-Agency RMBS	973,309	30,527	12.5%	961,903	28,935	12.0%
Loans held for investment	11,265,266	151,001	5.4%	11,643,716	154,018	5.3%
Total	$12,748,626	$184,845	5.9%	$12,685,327	$183,993	5.8%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS (3)	$376,644	$1,858	5.6%	$—	$—	—%
Agency CMBS	36,275	501	5.5%	44,632	661	5.9%
Non-Agency RMBS	657,235	11,288	6.9%	681,101	11,736	6.9%
Loans held for investment	1,679,210	26,170	6.2%	1,696,221	28,106	6.6%
Securitized debt	7,926,792	71,943	3.6%	8,207,251	75,489	3.7%
Long term debt (3)	65,000	691	9.8%	—	—	—%
Total	$10,741,156	$112,451	4.2%	$10,629,205	$115,992	4.4%

Economic net interest income/net interest rate spread		$72,394	1.7%		$68,001	1.4%

Net interest-earning assets/net interest margin	$2,007,470		2.3%	$2,056,122		2.1%

Ratio of interest-earning assets to interest bearing liabilities	1.19			1.19

(1) Interest-earning assets at amortized cost
(2) Interest includes periodic net interest cost on swaps
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended June 30, 2024	8.57%	11.06%	7.08%
For the Quarter Ended March 31, 2024	19.90%	10.45%	7.31%
For the Quarter Ended December 31, 2023	4.84%	10.81%	7.70%
For the Quarter Ended September 30, 2023	0.34%	10.40%	7.14%
For the Quarter Ended March 31, 2023	5.51%	10.24%	6.75%

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Balance, beginning of period	$130,624	$139,737	$147,252	$145,322	$157,253
Accretion of discount	(11,142)	(8,179)	(12,840)	(9,022)	(10,620)
Purchases	919	1,848	—	(9)	—
Sales	—	—	—	—	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	5,480	(2,782)	5,325	10,961	(1,311)
Balance, end of period	$125,881	$130,624	$139,737	$147,252	$145,322

Disclaimer
In this press release references to “we,” “us,” “our” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of a pandemic or other national or international crisis on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates;

prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; our ability to consummate proposed transactions; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.